Exhibit 5.1

[Letterhead of Vorys, Sater, Seymour and Pease LLP]

May 3, 2013
Park National Corporation
50 North Third Street
P.O. Box 3500
Newark, OH 43058-3500

Re:	Park National Corporation 2013 Long-Term Incentive Plan - Registration Statement on Form S-8
Ladies and Gentlemen:
We have acted as counsel to Park National Corporation, an Ohio corporation (the “Company”), in connection with the Company's Registration Statement on Form S-8 (the “Registration Statement”) to be filed today with the Securities and Exchange Commission pursuant to the provisions of the Securities Act of 1933, as amended (the “1933 Act”), and the rules and regulations promulgated thereunder (the “Rules and Regulations”), for the registration of 600,000 common shares, without par value (the “Common Shares”), of the Company, to be issued and delivered under the Park National Corporation 2013 Long-Term Incentive Plan (the “Plan”).
In connection with rendering the opinions expressed in this letter, we have examined, to the extent deemed necessary, originals or copies, the authenticity of which has been established to our satisfaction, of: (a) the Registration Statement; (b) the Plan; (c) the Company's Articles of Incorporation, as currently in effect; (d) the Company's Regulations, as currently in effect; and (e) all such corporate records of the Company, including, without limitation, resolutions adopted by the directors of the Company and by the shareholders of the Company, as we have deemed relevant as a basis for these opinions. We have also relied upon such oral or written statements and representations of the officers of the Company and examined such certificates of public officials and authorities of law as we have deemed relevant as a basis for the opinions expressed herein.
In our examination of the aforesaid records, documents and certificates, we have assumed, without independent verification or investigation, the authenticity of all records, documents and certificates examined by us, the correctness of the information contained in all records, documents and certificates examined by us, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the aforesaid documents and certificates, the authority of all individuals entering and maintaining records, and the conformity to authentic originals of all items submitted to us as copies (whether certified, conformed, photostatic or by other electronic means) of records, documents or certificates. In addition, we have assumed that the agreements that accompany each award under the Plan will be consistent with the terms of the Plan and will not expand, modify or otherwise affect the terms of the Plan or the respective rights or obligations of the participants thereunder. Further, we have assumed the accuracy of all information provided to us by the Company, orally or in writing, during the course of our investigations.
We have relied solely upon the examinations and inquiries recited herein, and, except for the examinations and inquiries recited herein, we have not undertaken any independent investigation to determine the existence or absence of any facts, and no inference as to our knowledge concerning such facts should be drawn.

Park National Corporation
May 3, 2013

Based upon and subject to the foregoing and subject to the further assumptions and the qualifications and limitations set forth below, as of the date hereof, we are of the opinion that the 600,000 Common Shares to be registered under the 1933 Act for issuance and delivery under the Plan have been duly authorized by all necessary corporate action of the Company and, when issued, delivered and paid for, as appropriate, in the manner provided and for the consideration prescribed in the Plan and in any award agreements entered into by participants in the Plan with the Company as contemplated by the Plan, will be validly issued, fully paid and non-assessable, assuming compliance with applicable securities laws.
The opinions expressed in this letter are rendered as of, and are based upon the laws and legal interpretations in effect and the facts and circumstances existing on, the date first written above. We disclaim any obligation to (a) advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinions expressed herein or (b) revise or supplement this opinion should any such law or legal interpretation be changed by legislative action, judicial interpretation or otherwise or should there be any change in such facts or circumstances. Our opinions are expressly limited to the matters set forth above, and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Plan or the Common Shares issuable and deliverable under the Plan.
This opinion is furnished by us solely for the benefit of the Company in connection with the offering of the 600,000 Common Shares covered by the Registration Statement pursuant to the Plan and the filing of the Registration Statement and any amendments thereto. No portion of this opinion may be quoted, relied upon or otherwise used by any other person or for any other purpose without our prior written consent.

Notwithstanding the foregoing, we consent to the filing of this opinion as an exhibit to the Registration Statement and further consent to the use of our name wherever appearing in the Registration Statement and any amendments thereto. By giving such consent, we do not thereby admit that we are “experts” within the meaning of the 1933 Act or the Rules and Regulations with respect to any part of the Registration Statement, including this exhibit.
Sincerely,
/s/ Vorys, Sater, Seymour and Pease LLP
Vorys, Sater, Seymour and Pease LLP